Exhibit 21

Subsidiary Name	State of Organization	Doing Business as Name

Chelsea Allen Development, LP
S/C Allen Development LLC
Chelsea Texas LLC
Cannery Row Associates
Chelsea GCA Realty, LLC
Chelsea Financing Partnership, L.P.

Chelsea Delaware LLC
CPG Finance Holdings I LLC
CPG Finance I LLC
CPG Finance Holdings II LLC
CPG Finance II LLC
CPG Texas LLC
CPG Texas Finance I LLC
CPG Texas Finance II LLC
CPG Texas LP
CPG Texas I LP
CPG Delaware LLC
Chelsea Pacific LLC
CPG Operating Corp
Chelsea International Operating Corp
Chelsea Interactive, Inc.
CI Better Brands LLC
Simon/Chelsea Orlando Development, LP
S/C Orlando Development LLC
F/C Kittery Development LLC
F/C Waterloo Development LLC
F/C Michigan City Development LLC
F/C Gilroy Development LLC
F/C PRT Holdings, LLC
F/C Gilroy Holdings, LLC	Texas
Delaware
Delaware
California
Delaware
Delaware

Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Texas
Texas
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Florida
Delaware
Delaware
Delaware
Delaware
California
Delaware
Delaware
Allen Premium Outlets none
none
American Tin Cannery Premium Outlets
none
Folsom Premium Outlets, St. Helena Premium Outlets, Columbia Gorge Premium Outlets, Napa Premium Outlets

none
none
Factory Stores of America
none
Factory Stores of America
none
none
none
Factory Stores of America
Factory Stores of America
Carolina Outlet Center
none
none
none
none
none
Orlando Premium Outlets
none
Kittery Premium Outlets
Waterloo Premium Outlets
Lighthouse Place Premium Outlets
Gilroy Premium Outlets
none
none